                                  WARRANT AGREEMENT


     WARRANT AGREEMENT dated as of January 31, 1998 between LAMONTS APPAREL, INC., a corporation duly organized and validly existing under the laws of Delaware (as reorganized pursuant to Chapter 11, title 11 of the United States
Code) (the "Company") and Specialty Investment I LLC ("Holder").

     The Company, as debtor in possession has entered into an Amended and Restated Debtor in Possession and Exit Financing Loan Agreement dated as of September 26, 1997 with BankBoston, N.A. and certain other financial institutions identified thereunder and with BankBoston, N.A., as agent (the "Amended Loan Agreement"). The Holder has provided certain payment guarantees with respect to the Term Loan (as defined in the Amended Loan Agreement) pursuant to that certain Purchase and Guaranty Agreement also dated as of September 26, 1997 (the "Guaranty"). Pursuant to the Amended Loan Agreement, and to induce Holder to provide the Guaranty and in partial exchange for Holder's administrative claim against the Company's Chapter 11 estate, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed that upon the effective date of its plan of reorganization it will issue Warrants (as hereinafter defined) to Holder as nominee of the Term Loan Lender (as defined in the Amended Loan Agreement) providing for the purchase of shares of Stock (as hereinafter defined) of the Company, in the manner hereinafter provided. Accordingly, the parties hereto agree as follows:

     SECTION 1.     DEFINITIONS ACCOUNTING TERMS AND DETERMINATIONS.

     (a) Except as expressly provided herein, terms defined in the Amended Loan Agreement are used herein as defined therein.

     (b)  As used herein:

     "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person which owns directly or

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indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of a corporation, solely by reason of his or her being an officer or director of such corporation, and (b) neither Holder nor any of its Affiliates shall be deemed to be an Affiliate of the Company.

     "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Western District of Washington at Seattle.

     "BOARD" shall mean the Board of Directors of the Company.

     "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

     "COMMISSION" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Securities Exchange Act of 1934, as amended from time to time.

     "COMPANY" shall have the meaning set forth at the head of this Agreement.

     "CONTROL" shall mean, with respect to any Person, the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person.

     "DATE OF ISSUANCE" shall have the meaning assigned to such term in the form of Warrant Certificate attached as Annex 1 hereto.

     "EXPIRATION DATE" shall have the meaning assigned to such term in the form of Warrant Certificate attached as Annex 1 hereto.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (whether through ownership of securities or other ownership interests, by contract or otherwise) by any of the foregoing.

     "HOLDER" shall have the meaning set forth at the head of this Agreement and each other Person who acquires the original Warrant Certificate or any Warrant Certificate issued upon transfer, division, combination, partial exercise of Warrants or in replacement or

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substitution therefor or who acquires Warrant Shares pursuant to the provisions of this Agreement.

     "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to".

     "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "PERSON" shall mean a corporation, an association, a partnership, a joint venture, an organization, a business, an individual or a Governmental Authority.

     "PLAN" shall mean the Company's Chapter 11 Plan of Reorganization.

     "REGISTRATION RIGHTS AGREEMENT" shall mean the Grant of Registration Rights of even date herewith between the Company and the other parties signatory thereto relating to the registration of the Registrable Securities (as defined therein) under and pursuant to the Securities Act, substantially in the form attached as Annex 2 hereto, as said Registration Rights Agreement shall be modified and supplemented and in effect from time to time.

     "RESTRICTED SECURITIES" shall mean the Warrants and any Warrant Shares or other securities which have been issued or are issuable upon the exercise of such Warrants until such time as any such Restricted Securities (i) have been sold pursuant to an effective registration statement under the Securities Act or (ii) are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and if it has so requested, the Company has received an opinion of counsel (either its own counsel or, if the Company so requests, counsel to the holders of such Restricted Securities) reasonably acceptable to the Company that such Restricted Securities may be so transferred without registration or pursuant to an exemption under the Securities Act, and in each such instance the Company has delivered new Warrant Certificates not bearing the legend prescribed by
SECTION 2.03 hereof.

     "RULE 144" shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

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     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "STOCK" shall mean the Company's Class A Common Stock, $.01 par value, and/or any security of any class or preference of the Company which has either (a) the right to vote with the holders of the common stock of the Company generally in the election of the board of directors of the Company or
(b) the right to any amounts payable (i) with respect to profits of the Company or (ii) in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company in each of clauses (i) or (ii) other than the repayment of the consideration originally paid for such security together with a fixed or formula-based return on such consideration consistent with the security's priority of payment.

     "STOCK UNIT" shall have the meaning assigned to such term in the Warrant Certificate.

     "STOCKHOLDER" shall mean any Person (excluding any Holder) who owns any shares of common or preferred Stock of the Company (or any successor thereto).

     "SUBSIDIARY" of any Person shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person or by such Person and one or more of the Subsidiaries of such Person.

     "TRANSFER" shall mean, unless the context otherwise requires, any disposition of any Restricted Securities, or of any interest in any thereof, which would constitute an offer or sale thereof within the meaning of the Securities Act.

     "WARRANT CERTIFICATE(S)" shall have the meaning assigned to such term in
SECTION 2.01.

     "WARRANT(S)" shall have the meaning assigned to such term in SECTION
2.01.

     "WARRANT SHARES" shall mean (i) the shares of Stock purchased or purchasable by the Holders of the Warrants upon the exercise thereof, including any Stock into which such Stock may thereafter be changed or converted, and (ii) if required hereunder, any additional shares of Stock issued or distributed by way of a dividend, stock split or other distribution

                                     4

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in respect of the Stock referred to in clause (i) above, or acquired by way of any rights offering or similar offering made in respect of the Stock referred to in clause (i) above.

     (c) References herein and in the Warrants to the Stock outstanding "on a fully diluted basis" at any time shall mean the number of shares of Stock then issued and outstanding, assuming full conversion, exercise and exchange of all outstanding warrants, options and rights to purchase Stock, and all securities of any type that shall be (or may become) exchangeable for, or exercisable or convertible into Stock, including the Warrants.

     (d) Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles consistently applied. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall (except as otherwise may be expressly provided herein) be made by application of generally accepted accounting principles consistently applied.

     SECTION 2.     ISSUANCE AND EXECUTION OF WARRANTS.

     2.01 AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS. The Company has authorized in accordance with the Plan: (a) the issuance of a warrant certificate substantially in the form of ANNEX 1 to this Agreement ("Warrant Certificate" or "Warrant Certificates") evidencing warrants to purchase Stock Units representing shares of Stock (such Warrant Certificate(s), Warrant Certificates issued upon transfer, partial exercise, division or combination of, or in substitution or replacement for any Warrant Certificate or the rights to purchase Stock evidenced by each of the foregoing, is, as the context requires, sometimes referred to herein as a "Warrant" or "Warrants"); and (b) the issuance of such number of shares of Stock as shall permit the compliance by the Company with its obligations to issue Stock pursuant to the Warrants. In addition, the Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage, provided, however, that no such change shall be made which affects the duties or obligations of the Company without the consent of the Company.

     2.02 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall

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have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Holder, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificate may be issued and delivered to the person entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. The Warrant Certificate originally issued to Holder shall be delivered on the effective date of the Plan. The Company shall maintain books (the "Warrant Register") for the registration of Warrants and the registration of transfers of Warrants.

     2.03 TRANSFER AND EXCHANGE OF WARRANTS.

          (a) Warrant Certificates evidencing Restricted Securities and only such Warrant Certificates will bear a legend in substantially the following form:

          NEITHER THE EXERCISE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE NOR THE ISSUANCE OF SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER IS PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IF IT HAS SO REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (EITHER ITS OWN COUNSEL OR, IF THE COMPANY SO REQUESTS, COUNSEL TO THE HOLDERS OF SUCH SECURITIES) REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE SO TRANSFERRED.

          (b) Following the transfer or exchange of a Restricted Security or Securities (other than pursuant to an effective registration statement under the Securities Act) the transferor of such Restricted Security or Securities shall, upon request of the Company, deliver to the Company an opinion of counsel, in substance reasonably satisfactory to the Company, to the effect that such Restricted Security to be issued upon such transfer or exchange may be so issued without the foregoing legend.

                                     6

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     (c)  Subject to paragraph (a) above, the Company shall register the transfer of all or any whole number of Warrants covered by any outstanding Warrant Certificate in the Warrant Register upon surrender at the Company of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Holder or his attorney duly authorized in writing. Upon any such registration of transfer a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall promptly be canceled by the Company. Warrant Certificates may be exchanged at the option of the Holder thereof, upon surrender, properly endorsed by the registered Holders, at the Company, with written instructions, for other Warrant Certificates evidencing in the aggregate a like number of Warrants. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

     2.04 TRANSFER AND EXCHANGE OF WARRANTS. All the restrictions imposed by this SECTION 2 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144. Whenever the restrictions imposed by this SECTION 2 shall terminate as to any Restricted Security as herein above provided, the Holder thereof shall be entitled to receive from the Company, without expense (other than any tax or governmental charge that may be imposed), a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holders as follows:

     3.01 EXISTENCE, QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.02 NO BREACH. Subject to confirmation by the Bankruptcy Court of the Plan contemplating and approving the issuance of the Warrants which are the subject of this Agreement, the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the issuance of the Warrants and the consummation of the transactions contemplated hereby and thereby will not (a) violate the certificate of incorporation or by-laws of the Company, (b) violate any loan or credit agreement to which the Company is a party or is bound, or constitute a breach of or default under any other instrument or agreement to which the Company is a party or is bound which is material to the business or properties of the Company taken as a whole, (c) violate any judgment, order, injunction, decree or award against or binding upon the Company, (d) result

                                     7

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in the creation of any Lien upon any of the properties or assets of the
Company, or (e) violate any law, rule or regulation relating to the Company except, in each such case as would not have a material adverse effect on the Company.

     3.03 CORPORATE ACTION. Subject to confirmation by the Bankruptcy Court of the Plan contemplating and approving the issuance of the Warrants which are the subject of this Agreement, the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement; the execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement have been duly authorized by all necessary corporate action (including all necessary stockholder action) on the part of the Company; this Agreement has been duly executed and delivered by the Company and constitutes, and the Registration Rights Agreement when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrants, when executed, issued and delivered pursuant to this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrant Shares initially covered by the Warrants will be duly and validly authorized and reserved for issuance and shall, when paid for, issued and delivered in accordance with the Warrants, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens; and none of the Warrant Shares issued pursuant to the terms hereof or the Warrants shall be in violation of any preemptive rights of any Stockholder.

     3.04 APPROVALS. Subject to confirmation by the Bankruptcy Court of the Company's Plan contemplating and approving the issuance of the Warrants which are the subject of this Agreement, except as contemplated by the Registration Rights Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person which shall not have been obtained on or prior to the Date of Issuance are necessary for the execution, delivery or performance by the Company of this Agreement, the Warrants or the Registration Rights Agreement or for the validity or enforceability thereof.

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     3.05 PUBLIC UTILITY HOLDING COMPANY ACT.  The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     3.06 CAPITALIZATION. As of the date of issuance of the original Warrants to Holder, the capitalization of the Company consists solely of common Stock and options and warrants to acquire common Stock.

     SECTION 4. CERTAIN DISPOSITIONS OF SECURITIES. Notwithstanding anything in this Agreement (including SECTION 2) or the Warrants to the contrary, but subject to compliance with the Securities Act and the requirement as to legending of the certificates for Restricted Securities specified in
SECTION 2.03, any Holder shall have the right to transfer any or all of its Restricted Securities:

     (a) to any Person who at the time owns (directly or indirectly) at least a majority of the shares of such Holder;

     (b) to any Person at least a majority of whose shares shall at the time be owned (directly or indirectly) by such Holder or by any Person who owns (directly or indirectly) at least a majority of the shares of such Holder; or

     (c)  to another Holder.

The party to which Restricted Securities are transferred pursuant to the immediately preceding sentence shall be deemed to be a Holder of such Restricted Securities and subject to the provisions of this Agreement, and each such transferee shall execute a Joinder Agreement confirming that such transferee agrees to be bound by all the provisions of this Agreement applicable to Holders so long as he, she or it continues to own any of the Restricted Securities so transferred to such transferee.

     SECTION 5.  HOLDERS, RIGHTS.

     5.01 DELIVERY EXPENSES. If any Holder surrenders any Warrant Certificate or Warrant Shares to the Company or a transfer agent of the Company for exchange for instruments of other denominations or registered in another name or names, the Company shall cause such new instruments to be issued and shall deliver, in each case at the cost of the Holder, from the office of such Holder from or to the Company or its transfer agent, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

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

     5.02 TAXES. The Company shall pay all taxes (other than federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the issuance of the Warrants and Warrant Shares hereunder or in connection with any modification of this Agreement, the Registration Rights Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock in a name other than that in which a Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid. The obligations of the Company under this SECTION 5.02 shall survive any termination of this Agreement or the Registration Rights Agreement, and any cancellation or termination of the Warrants.

     5.03 REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Shares, and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

     (b)  in the case of mutilation, upon surrender or cancellation, thereof,

the Company, at the Holder's expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or evidencing the right to purchase) an equal number of Warrants or Warrant Shares.

     5.04 CERTAIN RESTRICTIONS. The Company shall not at any time enter into an agreement or other instrument, and has not entered into an agreement currently in effect, making performance hereunder or the issuance of shares of Stock upon the exercise of any Warrant a default under any such agreement or instrument.

     5.05 INDEMNIFICATION. Each party hereto hereby irrevocably indemnifies the other and saves it harmless against any and all reasonable out of pocket losses, expenses or liabilities, including judgments, costs and reasonable counsel fees and expenses arising out of or in connection with a breach of this Agreement, except as a direct result of the gross negligence, bad faith or willful misconduct of such other party.

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     SECTION 6.  MISCELLANEOUS.

     6.01 WAIVER. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     6.02 NOTICES.

     (a) All notices, requests and other communications provided for herein and in the Warrants (including any waivers or consents under, this Agreement and the Warrants) shall be given or made in writing,

          (i)  if to the Company:

               Lamonts Apparel, Inc.
               12413 Willows Road N.E.
               Kirkland, WA  98034
               Attention:  Ms. Debbie Brownfield

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue, Suite 3400
               Los Angeles, CA  90071
               Attention:  Michael A. Woronoff, Esq.

          (ii) if to Holder:

               Specialty Investment I LLC
               40 Broad Street
               Boston, MA 02109
               Attn:  Mitchell H. Cohen, Esq.

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

               with a copy to:

               Goulston & Storrs, P.C.
               400 Atlantic Avenue
               Boston, MA  02110-3333
               Attention:  Kitt Sawitsky, Esq.

        (iii) if to any other person who is the registered Holder of any Warrants or Warrant Shares, to the address for such Holder as it appears in the stock or warrant ledger of the Company; or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Company; or, in the case of the Company, at such other address as the Company may designate in a notice to the Holders.

     (b)  All such notices, requests and other communications shall be:
(i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

     6.03 EXPENSES, ETC. The Company agrees to pay or reimburse the Holders for all reasonable out-of-pocket costs and expenses of the Holders (including the reasonable fees and expenses of Goulston & Storrs, special Boston counsel to Holder, and other reasonable legal fees and expenses), in connection with this Agreement but only to the extent provided in the Amended Loan Agreement.

     6.04 AMENDMENTS, ETC. Any provision of this Agreement may be amended or modified only by an instrument in writing signed by (a) the Company and (b) the Holders of at least a majority of the Warrant Shares issued or issuable upon exercise of the Warrants; PROVIDED, HOWEVER, that no such amendment or waiver shall, without the written consent of all Holders of such shares and Warrants at the time outstanding, amend this SECTION 6.04.

     6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     6.06 SURVIVAL.

     (a) All representations and warranties made by the Company herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement or the Registration Rights Agreement shall be considered to have been relied upon by each Holder and shall survive the issuance of the Warrants or the Warrant Shares regardless of any investigation made by or on behalf of any Holder. All statements in any such certificate or

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

other instrument so delivered shall constitute representations and warranties by the Company hereunder.

     (b) All representations and warranties made by the Holders herein shall be considered to have been relied upon by the Company and shall survive the issuance to the Holders of the Warrants or the Warrant Shares regardless of any investigation made by the Company or on its behalf.

     6.07 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     6.08 COUNTERPARTS. This Agreement may be executed on counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

     6.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts executed in and to be fully performed in such State.

     6.10 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     6.11 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered Holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to the provisions of the Warrant, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

     SECTION 7.  OPTION FOR BINDING ARBITRATION.

     At the sole and exclusive option of the Holders (from time to time) of a majority of the Warrant Shares issued or issuable upon exercise of the Warrants, exercised by written notice to the Company, any dispute arising out of or relating to this Agreement shall be finally settled by arbitration pursuant to the JAMS/ENDISPUTE Comprehensive Arbitrators Rules and Procedures then in effect (the "Rules"), as modified by this SECTION 7. Within fifteen (15) Business Days following such written request by such majority Holders to submit a dispute to arbitration, the parties shall select a retired judge or other neutral third party mutually acceptable to the parties to serve as the sole arbitrator of the dispute. In the event the parties are unable to select a mutually acceptable arbitrator within such fifteen day period, the JAMS/ENDISPUTE administrator (the "Administrator") shall select the arbitrator. Each arbitrator selected hereunder will disclose to each party any conflict of interest or potential conflict of interest and, if any such conflict or potential conflict exists, the Administrator shall, unless otherwise agreed to by the parties, select a different arbitrator. The parties (including without limitation all Holders who are parties to such arbitration) will be bound by the arbitrator's determination(s), which will constitute a final, binding and non-appealable adjudication on the merits.
The arbitration shall be conducted in the Commonwealth of Massachusetts at a location to be determined by the arbitrator. The prevailing party(ies) in any arbitration hereunder will be entitled to recover all costs, including reasonable attorneys' fees, charges and disbursements from the opposing party(ies). Judgment on any arbitration award may be entered in any court having jurisdiction. It is the intent of the parties that the arbitration be conducted and the dispute resolved in as expeditious a manner as reasonably possible consistent with the Rules.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

                             LAMONTS APPAREL, INC.




                             By  /s/ ALAN R. SCHLESINGER
                               ------------------------------------
                               Name:     Alan R. Schlesinger
                               Title:    Chairman of the Board,
                                          President and Chief Executive Officer


                             SPECIALTY INVESTMENT I LLC




                             By  /s/ ALAN R. GOLDSTEN
                               ------------------------------------
                               Name: Alan R. Goldstein
                               Title: Chief Financial Officer and
                                      Executive Vice President

                                                                        Annex 1
                                                                             to
                                                              Warrant Agreement

                           [Form of Warrant Certificate]

                                WARRANT CERTIFICATE

     NEITHER THE EXERCISE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE NOR THE ISSUANCE OF SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER IS PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IF IT HAS SO REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (EITHER ITS OWN COUNSEL OR, IF THE COMPANY SO REQUESTS, COUNSEL TO THE HOLDERS OF SUCH SECURITIES) REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE SO TRANSFERRED.

No. of Warrants:  228,639                         Warrant Certificate No. [ ]


                                WARRANT CERTIFICATE

                                to Purchase Stock of

                               LAMONTS APPAREL, INC.

                Expiring as set forth in the first paragraph hereof

     THIS IS TO CERTIFY THAT Specialty Investment I LLC or its assigns, is the holder of the above number of Warrants. Each such Warrant entitles the holder thereof to purchase from time to time from LAMONTS APPAREL, INC., a Delaware corporation (the "Company") on the terms of this Warrant Certificate, (i) at any time on or after the Date of Issuance, but not later than 5:00 p.m., New York time, on January 31, 2002 (the "Stock Unit Expiration Date"), 14 Stock Units (as hereinafter defined and subject to adjustment as provided herein) at a purchase price of $1.25 per Stock Unit (the "Stock Unit Exercise Price") and (ii) at any time on or after the first date on which the Aggregate Equity Trading Value equals or exceeds $25 million, but not later than 5:00 p.m., New York time, on January 31, 2008 (the "Adjustment Unit Expiration Date"), 1 Stock Unit at a purchase price of $.01 per Stock Unit
(the "Adjustment Unit Exercise Price"); provided that the portion of each Warrant described in this clause (ii) shall not be exercisable unless and until the portion of such Warrant described in clause (i) above shall have been exercised in full, in each case subject to the terms and conditions hereinbelow provided.

     SECTION 1. CERTAIN DEFINITIONS. (a) Each capitalized term used herein without definition shall have the meaning assigned thereto (or incorporated by reference) in the Warrant Agreement (as hereinafter defined).

     (b) As used in this Warrant Certificate, unless the context otherwise required:

     "ADDITIONAL STOCK" shall mean all shares of Stock issued by the Company on or after the Date of Issuance and all shares of Stock issuable by the Company after the Date of Issuance on conversion or exercise of other rights under Convertible Securities, other than, in each case, Excluded Securities. For purposes hereof Excluded Securities means:

          (i) the original Warrant Shares and any additional Warrant Shares or Convertible Securities (including shares issuable upon exercise thereof) issuable or issued upon exercise of the Warrants;

          (ii) the Class A Warrants and the Class B Warrants and any shares of Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional Class A Warrants or Class B Warrants or shares of Stock issuable or issued upon the exercise thereof);

          (iii) the Gordian Warrants and any shares of Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional Gordian Warrants or shares of Stock issuable or issued upon the exercise thereof);

          (iv) up to 1,708,729 shares of Stock issuable pursuant to the Company's 1998 Stock Option Plan (as such number may be adjusted by reason of transactions of the type described in SECTION 4.01);

          (v) up to 9,000,000 shares of Stock issued and outstanding on the Date of Issuance;

          (vi) Stock or Convertible Securities (including shares issuable upon exercise or conversion of Convertible Securities) issued in any transaction for which an adjustment is otherwise made (or not required to be made) pursuant to the terms hereof; and/or

          (vii) shares of Stock issued in a bona fide registered public offering.

     "AGGREGATE EQUITY TRADING VALUE" means, as of any date, the product of (a) the Fair Market Value per share of Stock, and (b) the total number of issued and outstanding shares of Stock as of such date (assuming for purposes of determining such number of shares the exercise in full of all in the money options outstanding on such date to purchase shares of Stock and the exercise of all Class B Warrants which are exercisable as of such date).

     "CLASS A WARRANTS" means the Class A Warrants issued by the Company pursuant to the Company's Plan of Reorganization.

     "CLASS B WARRANTS" means the Class B Warrants issued by the Company pursuant to the Company's Plan of Reorganization.

     "CLOSING PRICE" means, for any date, the last sale price reported in the WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed if that is the principal market for the Stock or, if not listed on any national securities exchange or if such national securities exchange is not the principal market for the Stock, the average of the closing high bid and low asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any, or if the Stock is not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any NASD member selected by the Company.

     "COMPANY" shall have the meaning set forth at the head of this Warrant Certificate.

     "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of Stock or other securities which are convertible or exercisable into or exchangeable for shares of Additional Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "DATE OF ISSUANCE" shall mean January 31, 1998.

     "EXERCISE PRICE" shall mean the Stock Unit Exercise Price or the Adjustment Unit Exercise Price, as the case may be.

     "EXPIRATION DATE" shall mean the Stock Unit Expiration Date or the Adjustment Unit Expiration Date, as the case may be.

     "FAIR MARKET VALUE" of shares of Stock shall mean (a) if the Stock is listed on a national securities exchange or quoted on a national quotation system, the average of the daily Closing Prices of the Stock for the five (5) trading days immediately preceding the date of exercise or the sale date under
SECTION 4, as applicable, or (b) if the Stock is not so listed or quoted, the fair market value thereof as determined in good faith by the Company's Board of Directors.

     "GORDIAN WARRANTS" means those certain warrants exercisable for Stock having a value not to exceed $200,000 (based on the Normalized Share Price as set forth in such warrants), issued by the Company to Gordian Group, L.P. pursuant to the Company's Plan of Reorganization.

     "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to,".

     "STOCK UNIT" shall mean one share of Stock, as such Stock was constituted on the Date of Issuance, and thereafter shall mean such number of shares (excluding fractional shares) of Stock and other securities, cash or other property as shall result from the adjustments specified in SECTION 4 and SECTION 5.

     "WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of January 31, 1998, between the Company and the initial holder of the Warrants evidenced by this Warrant Certificate, as such Warrant Agreement shall be modified and supplemented and in effect from time to time.

     "WARRANTS" shall mean: (i) the Warrants evidenced by this Warrant Certificate originally issued by the Company pursuant to the Warrant Agreement on the Date of Issuance, (ii) the additional New Class C Warrants (as defined in and issued in accordance with the Plan) and (iii) all Warrants issued upon transfer, division or combination of, or in substitution or replacement for, any Warrants described in clause (i) or (ii).

     (c) References in this Warrant Certificate to the Stock outstanding "on a fully diluted basis" at any time shall mean the number of shares of Stock then issued and outstanding, assuming full conversion, exercise and exchange of all warrants, options and rights to purchase such Stock and all securities of any type that shall be (or may become) exchangeable for, or exercisable or convertible into, such Stock, including the Warrants.

     SECTION 2.  EXERCISE AND ISSUANCE.

     2.01 EXERCISE OF WARRANTS. To exercise some or all or the Warrants evidenced by this Warrant Certificate, in whole or in part, the Holder hereof shall deliver to the Company, at its office maintained for such purpose pursuant to SECTION 11.01, (a) a written notice of such Holder's election to exercise Warrants (or any portion thereof), which notice shall specify the number of Warrants being exercised and the number of Stock Units to be purchased pursuant to such exercise, (b) a certified or bank check or checks payable to the Company in an aggregate amount equal to the aggregate applicable Exercise Price for the number of Stock Units specified in clause (a) above or a written request from the Holder that the exercise be made pursuant to the provisions of SECTION 2.02, and (c) this Warrant Certificate. Such notice may be in substantially the form of exercise set out at the end of this Warrant Certificate. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within 10 Business Days thereafter, cause to be executed and delivered to such Holder a stock certificate or certificates representing the aggregate number of duly and validly issued, fully paid and nonassessable Warrant Shares issuable upon such exercise, free and clear of any Liens. Notwithstanding anything herein to the contrary, any partial exercise of a Warrant shall conform to the provisions of the proviso at the end of the first paragraph of this Warrant Certificate.

     2.02 OPTIONAL EXERCISE. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant Certificate and the Warrant Agreement, the Holder may exercise some or all of the Warrants evidenced by this Warrant Certificate in whole or in part at any time or from time to time prior to its expiration for some or all of a number of shares of Stock of the Company having an aggregate Fair Market Value on the date of such exercise equal to the amount by which (a) the Fair Market Value of the number of shares of such Stock designated for exercise by the Holder hereof on the date of the exercise exceeds
(b) the aggregate applicable Exercise Price for such shares in effect at such time. The following equations illustrate how many shares of Stock would then be issued upon exercise pursuant to this SECTION 2.02 with respect to Stock as to which the Holder has elected the option under this SECTION 2.02:

     Let  FMV  =    Fair Market Value per share of Stock at date of exercise.
          PSP  =    Per share applicable Exercise Price at date of exercise.
          N    =    Number of shares of Stock desired to be exercised.
          X    =    Number of shares of Stock issued upon exercise.

               X    =    (FMV)(N)-(PSP)(N)
                         -----------------
                              FMV

No payment of any cash or other consideration to the Company shall be required from the Holder in connection with any optional exercise of the Warrants evidenced by this Warrant Certificate pursuant to this SECTION 2.02. Such exercise shall be effective upon the date of receipt by the Company of the original of this Warrant Certificate surrendered for cancellation and a written request from the Holder hereof that the exercise pursuant to this section be made, or at such later date as may be specified in such request.

     2.03 ISSUANCE. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of such Holder or such other name or names as shall be designated in such notice. Such stock certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time such notice and payment is received by the Company as aforesaid. If less than all of the Warrants evidenced by this Warrant Certificate shall have been exercised or any Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, execute and deliver to such Holder a new Warrant Certificate, dated the Date of Issuance, evidencing the balance of the Warrants (and/or portion of Warrants) held by such Holder following such partial exercise and the rights of such Holder to purchase the remaining Stock Units called for by this Warrant Certificate, which new Warrant Certificate shall in all other respects be identical with this Warrant Certificate, or, at the request of such Holder, appropriate notation may be made on this Warrant Certificate and the same returned to such Holder.

     All shares of Stock issuable upon the exercise of the Warrants evidenced hereby shall, upon payment therefor in accordance herewith, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

     The Company shall not issue fractional shares of Stock upon any exercise of the Warrants evidenced by this Warrant Certificate.

     Notwithstanding anything herein to the contrary, the Company shall not be obligated to issue any shares of Stock to the extent such issuance is otherwise prohibited by law, including federal or state securities law, but the Company shall use all best efforts to effect such issuance.

     SECTION 3. TRANSFER, DIVISION AND COMBINATION. Subject to SECTION 11.04, this Warrant Certificate, the Warrants evidenced hereby and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant Certificate at the office of the Company maintained for such purpose pursuant to SECTION 11.01, together with a written assignment of this Warrant Certificate (in substantially the form annexed hereto) duly executed by the Holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable hereunder by the Holder hereof upon the making of such transfer. Upon such surrender and payment the Company shall, subject to
SECTION 11.04 and the immediately following sentence, execute and deliver one or more new Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant Certificate shall promptly be canceled. If and when this Warrant Certificate is assigned in blank (in case the restrictions on transferability referred to in SECTION 11.04 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant Certificate for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant Certificate, if properly assigned in compliance with this SECTION 3 and SECTION 11.04, may be exercised by an assignee for the purchase of shares of Stock without having a new Warrant Certificate or Warrants issued. Each assignee, by accepting a new Warrant Certificate issued to such assignee or this Warrant Certificate assigned in blank, agrees to be bound by the restrictions on the transferability of the Warrants evidenced hereby set forth in this Warrant Certificate and the Warrant Agreement, and each such assignee shall execute a Joinder Agreement in the form attached hereto confirming that such assignee agrees to be bound by all the provisions of this Warrant Certificate and the Warrant Agreement applicable to Holders so long as he, she or it continues to own any of the Warrants or Warrant Shares, as the case may be, so transferred to such assignee.

     The Warrants evidenced hereby may, subject to SECTION 11.04, be divided or combined with other Warrants upon presentation of this Warrant Certificate at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder hereof or its authorized agent or attorney. Subject to compliance with the next preceding paragraph and with SECTION 11.04, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     The Company shall maintain at its aforesaid office books for the registration and transfer of the Warrants.

     SECTION 4.  ADJUSTMENTS.

     4.01 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case at any time or from time to time the Company shall

          (1) take a record of the holders of its Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Stock, or

          (2) subdivide its outstanding shares of Stock into a larger number of shares of Stock, or

          (3) combine its outstanding shares of Stock into a smaller number of shares of Stock,

then the number of shares of Stock comprising a Stock Unit or otherwise issuable upon the exercise of the Warrants evidenced by this Warrant Certificate, immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Stock which a record holder of the number of shares of Stock for which all Warrants evidenced by this Warrant Certificate are exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

     4.02 ISSUANCE OF ADDITIONAL COMMON STOCK. In case at any time or from time to time the Company shall (except as hereinafter provided) issue to any Person any Additional Stock which is common Stock (or Convertible Securities convertible into common Stock) for a consideration per share of such common Stock (or which would produce consideration per share of such common Stock on conversion of, or exercise of rights under, such Convertible Securities) which is less than (a) with respect to any issuance incident to the consolidation or merger of the Company with, or the sale, lease or transfer of all or substantially all the Company's assets to the party identified in that certain letter dated as of September 26, 1997 between the Company and Specialty Investment I LLC (or in connection with a financing related to any such transaction), the Fair Market Value of a share of common Stock, and (b) with respect to any other such issuance, (i) on or prior to the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million, the greater of the Exercise Price or the Fair Market Value of a share of common Stock or (ii) after the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million, the Fair Market Value of a share of common Stock, then the number of shares of common Stock comprising a Stock Unit shall be increased to that number determined by multiplying the number of shares of common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (a) the numerator of which shall be the total number of shares of common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such Additional Stock plus the number of such shares of such common Additional Stock (assuming conversion or exercise of such Additional Stock if such Additional Stock is Convertible Securities), and (b) the denominator of which shall be the number of shares of such common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such Additional Stock PLUS the number of shares of common Stock which could be purchased with the aggregate consideration paid for such common Additional Stock at an assumed price per share equal to (i) on or prior to the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million, the greater of the Exercise Price or the Fair Market Value of a share of common Stock or (ii) after the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million, the Fair Market Value of a share of common Stock. For purposes of this SECTION 4.02, such calculation shall be made on the date of actual issuance of such Additional Stock. No adjustment of the number of shares of common Stock comprising a Stock Unit shall be made under this
SECTION 4.02 upon the issuance of any Additional Stock which is issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such options, warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any option, warrant or other rights therefor).

     4.03. ISSUANCE OF ADDITIONAL STOCK OTHER THAN COMMON STOCK. In case at any time or from time to time the Company shall (except as hereinafter provided) issue to any Person any Additional Stock which is not subject to adjustment under SECTION 4.02 (and other than in connection with an adjustment under Section 4.01) for a consideration per share which is less than the Fair Market Value of such Stock, then the number of shares of common Stock comprising a Stock Unit shall be increased to that number determined by multiplying the number of shares of common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (a) the numerator of which shall be the total number of shares of common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such Additional Stock MULTIPLIED BY the Fair Market Value per share of common Stock immediately prior to the issuance of such Additional Stock and (b) the denominator of which shall be (i) the total number of shares of such common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such common Additional Stock MULTIPLIED BY such Fair Market Value per share LESS (ii) the aggregate Fair Market Value of the Additional Stock so issued LESS the aggregate consideration received by the Company for such Additional Stock. For purposes of this SECTION 4.03, such calculation shall be made on the date of actual issuance of such Additional Stock. No adjustment of the number of shares of common Stock comprising a Stock Unit shall be made under this SECTION 4.03 upon the issuance of any Additional Stock which is issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such options, warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any option, warrant or other rights therefor).

     4.04 SUPERSEDING ADJUSTMENT OF STOCK UNIT. If, at any time after any adjustment of the number of shares of Stock comprising a Stock Unit shall have been made hereunder on the basis of the issuance of options, warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares comprising a Stock Unit shall have been made pursuant to this SECTION 4.04,

          (1) such options, warrants or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such options, warrants or rights, or the right of conversion, exercise or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

          (2) the consideration per share, for which shares of Additional Stock are issuable pursuant to such options, warrants or rights or the terms of such other Convertible Securities, shall be increased, such previous adjustment shall be rescinded and annulled and the shares of Additional Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made on the basis of

          (3) treating the number of shares of Additional Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such options, warrants or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

          (4) treating any such options, warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such shares of Stock as are issuable under such options, warrants orrights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this
SECTION 4 on the basis aforesaid, a new adjustment of the number of shares comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     4.05 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION 4. The following provisions shall be applicable to the making of adjustments of the number of shares of Stock comprising a Stock Unit hereinbefore provided for in this SECTION 4:

          (1) TREASURY STOCK. The sale or other disposition of any issued shares of Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this SECTION 4.

          (2) COMPUTATION OF CONSIDERATION. To the extent that any shares of Additional Stock or any options, warrants or other rights to subscribe for or purchase any shares of Additional Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such shares of Additional Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of Additional Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any shares of Additional Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such options, warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such options, warrants or other rights. The consideration for any shares of Additional Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any options, warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible
     Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion, exercise or exchange in such Convertible Securities. In case of the issuance at any time of any shares of Additional Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than common stock, the Company shall be deemed to have received for such shares of Additional Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (3) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by the foregoing provisions of this SECTION 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (4)  FRACTIONAL INTERESTS.  In computing adjustments under this
     SECTION 4, the Company shall not be required upon the exercise of Warrants evidenced by this Warrant Certificate to issue fractional Warrant Shares (it being agreed that the number of Warrant Shares issuable upon any such exercise shall be rounded to the nearest whole number).

          (5) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     SECTION 5.  CONSOLIDATION, MERGER, ETC.

     5.01 CONSOLIDATION, MERGER, ETC. In case a consolidation or merger of the Company shall be effected with another Person on or after the Date of Issuance, or the sale, lease or transfer of all or substantially all its assets to another Person shall be effected on or after the Date of Issuance, then, as condition of such consolidation, merger, sale, lease or transfer, lawful and adequate provision shall be made whereby the registered Holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein (including the payment of any applicable Exercise Price) and in lieu of each Stock Unit immediately theretofore purchasable and receivable upon the exercise of each of the Warrants evidenced hereby, such shares of stock, securities, cash or other property which would have been receivable upon such consolidation, merger, sale, lease or transfer by the holder of the number of shares of Stock comprising the aggregate of all Stock Units immediately prior to such event if all Warrants evidenced by this Warrant Certificate were fully exercisable and had been exercised in full immediately prior to such consolidation, merger, sale, lease or transfer. In any such case, appropriate and equitable provision also shall be made with respect to the rights and interests of the registered Holder of this Warrant Certificate to the end that the provisions hereof (including SECTION 4) and of the Warrant Agreement and the Registration Rights Agreement shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities, cash or other property thereafter deliverable upon the exercise of any Warrants evidenced by this Warrant Certificate. The Company shall not effect any such consolidation, merger, sale, lease or transfer unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation or merger or the Person purchasing, leasing or otherwise acquiring such assets shall assume the obligation to deliver to such Holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. The above provisions of this SECTION
5.01 shall similarly apply to successive consolidations, mergers, sales, leases or transfers. Notwithstanding the foregoing, in the event the Company consummates a consolidation or merger with, or the sale, lease or transfer of all or substantially all its assets to, the party identified in that certain letter dated as of September 26, 1997, between the Company and Specialty Investment I LLC within one year from the Date of Issuance, the Stock Unit Exercise Price for a Stock Unit in effect immediately prior thereto shall be increased by 25% and the Stock Unit Expiration Date shall be extended by one year. No other adjustment shall be made to the Stock Unit Exercise Price or the Stock Unit Expiration Date as a result of such consolidation, merger, sale, lease or transfer.

     SECTION 6.  NOTICE TO WARRANT CERTIFICATE HOLDERS.

     6.01 NOTICE OF ADJUSTMENT OF STOCK UNIT OR EXERCISE PRICE. Whenever the number of shares of Stock comprising a Stock Unit shall be adjusted pursuant to SECTION 4, the Company shall forthwith obtain a certificate signed by independent accountants of recognized national standing, selected by the Company and reasonably acceptable to the holders of Warrants entitled to purchase a majority of the Stock Units covered by all of the Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in SECTION 4.05(2) or SECTION 5) and specifying the number of shares of Stock comprising a Stock Unit and (if such adjustment was made pursuant to SECTION 4.01 or SECTION 5) describing the number and kind of any other securities comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly, and in any case within 45 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to the Holder of this Warrant Certificate in accordance with SECTION 11.02. The Company shall keep at its office or agency, maintained for the purpose pursuant to SECTION 11.01, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder of this Warrant Certificate or any prospective permitted purchaser of Warrants designated by any such Holder.

     6.02 NOTICE OF CERTAIN CORPORATE ACTION. In case the Company shall propose (a) to pay any dividend to the holders of its Stock or to make any other distribution to the holders of its Stock, or (b) to offer to the holders of its Stock rights to subscribe for or to purchase any Additional Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Stock), or (d) to effect any capital reorganization, or
(e) to effect any consolidation, merger or sale, lease, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Holder of this Warrant Certificate, in accordance with SECTION 11.02, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, disposition, liquidation, dissolution or winding up is to take place, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Stock and the number and kind of any other shares of stock which a Holder is entitled in accordance herewith, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by CLAUSE (a) or (b) above at least 10 Business Days prior to the record date for determining holders of the Stock for purposes of such action, and in the case of any other such action, at least 10 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Stock, whichever shall be the earlier.

     SECTION 7. RESERVATION AND AUTHORIZATION OF STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY. The Company shall at all times reserve and keep available for issue upon the exercise or conversion of Warrants such number of its authorized but unissued shares of Stock as shall be sufficient to permit the exercise or conversion in full of all outstanding Warrants. All shares of Stock which shall be so issuable, when issued upon exercise of any Warrant and payment of the Exercise Price therefor, or upon such conversion, as the case may be, shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

     Before taking any action which would result in an adjustment in the number of shares of Stock issuable upon exercise of any Warrant evidenced by this Warrant Certificate or which would cause an adjustment reducing the price per share of common Stock below the then par value, if any, of the shares of common Stock issuable upon exercise of any Warrant evidenced by this Warrant Certificate, the Company shall take any corporate action which is necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Stock free and clear of any Liens upon the exercise of any Warrant evidenced by this Warrant Certificate immediately after the taking of such action.

     Before taking any action which would result in an adjustment in the number of shares of Stock issuable upon exercise of any Warrant evidenced by this Warrant Certificate or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     If any shares of Stock required to be reserved for issue upon exercise or conversion of any Warrant evidenced by this Certificate require registration with any Governmental Authority under any federal or state law (otherwise than in connection with a registration under the Securities Act or applicable state securities laws) before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

     SECTION 8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of Stock, the Company shall in each such case take such a record of such holders as of the close of business on a Business Day.

     The Company shall not at any time, except upon complete dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise, conversion or transfer of any Warrant, unless otherwise required by any applicable federal, state or local law.

     SECTION 9. EXPENSES, TRANSFER TAXES AND OTHER CHARGES. The Company shall pay any and all expenses, transfer taxes (other than income taxes) and other charges, including all costs associated with the preparation, issue and delivery of stock or warrant certificates, that are incurred in respect of the issuance or delivery of shares of Stock upon exercise or conversion of Warrants pursuant to SECTION 2. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock in a name other than that in which this Warrant Certificate is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     SECTION 10. NO VOTING RIGHTS. Except as expressly provided herein or in the Warrant Agreement, the Warrants evidenced by this Warrant Certificate shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

     SECTION 11.  MISCELLANEOUS.

     11.01 OFFICE OF THE COMPANY. So long as any of the Warrants evidenced by this Warrant Certificate remain outstanding, the Company shall maintain an office in the continental United States of America where this Warrant Certificate may be presented for exercise, transfer, division or combination of the Warrants evidenced hereby as herein provided. Such office shall be at the Company's principal executive office, unless and until the Company shall designate and maintain some other office for such purposes and give notice thereof to the Holder of this Warrant Certificate.

     11.02 NOTICES GENERALLY. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with SECTION
6.02 of the Warrant Agreement.

     11.03 AMENDMENTS. The terms of the Warrants evidenced by this Warrant Certificate may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant Certificate, any Warrants owned by the Company or any Affiliate of the Company shall be deemed not to be outstanding.

     11.04 RESTRICTIONS ON TRANSFERABILITY. The Warrants evidenced by this Warrant Certificate and the Warrant Shares shall be transferable only upon compliance with the conditions specified in SECTION 2 of the Warrant Agreement and the Registration Rights Agreement therein referred to, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of such Warrants or any Warrant Shares, and any Holder of this Warrant Certificate shall be bound by the provisions of (and entitled to the benefits of) said SECTION 2 and said Registration Rights Agreement.

     11.05 GOVERNING LAW. This Warrant Certificate and the Warrants evidenced hereby shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts executed in and to be fully performed in such State.

     11.06 LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company, any creditor of the Company or any other Person.

     SECTION 12. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

     12.01 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Warrants evidenced by this Warrant Certificate are being acquired and, if such Warrants are exercised, the Stock issuable upon such exercise will be acquired, for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

     12.02 INVESTMENT EXPERIENCE. The Holder represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrants evidenced by this Warrant Certificate and the Stock issuable upon exercise thereof. The Holder also represents it has not been organized solely for the purpose of acquiring Warrants evidenced by this Warrant Certificate or the Stock issuable upon exercise thereof.

     12.03 RESTRICTED SECURITIES. The Holder understands that the Warrants evidenced by this Warrant Certificate and the Stock issuable upon exercise of such Warrants are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and have not been registered under the Securities Act nor qualified under applicable state securities laws and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate.

Dated:  January 31, 1998      LAMONTS APPAREL, INC.




                              By
                                 ------------------------------------
                                 Name:    Alan R. Schlesinger
                                 Title:   Chairman of the Board, President
                                            and Chief Executive Officer


                                     xviii

                                 FORM OF ASSIGNMENT
                                --------------------

                  (To be executed by the registered Holder hereof)

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within certificate with respect to the number of Warrants evidenced thereby set forth hereinbelow unto:


NAME OF ASSIGNEE                      ADDRESS                NUMBER OF WARRANTS
----------------                     ---------              --------------------






Dated:
       ---------------------------         ------------------------------------

                                 FORM OF EXERCISE
                                 ----------------

                  (To be executed by the registered Holder hereof)

     The undersigned hereby exercises _________Warrants evidenced by the within certificate to subscribe for and purchase:

     _____ Stock Units of Lamonts Apparel, Inc. at the Stock Unit Exercise Price
     _____ Stock Units of Lamonts Apparel Inc. at the Adjustment Unit Exercise
           Price

and herewith makes payment therefor in full. Kindly issue certificates and/or other instruments covering Stock Units in accordance with the instructions given below. A new Warrant Certificate for the unexercised balance of the Warrants (including any unexercised portion of any Warrant) covered by the within certificate, if any, will be registered in the name of the undersigned.

     In exercising its rights to purchase such Stock, the undersigned hereby confirms that it will not sell or transfer such Stock unless such transfer is pursuant to (i) a registration statement in effect with respect to such securities under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder or (ii) an exemption from the registration requirements of the Securities Act and any applicable state securities laws.


Dated:
      -----------------------         ------------------------------------


Instructions for registration of Stock Units


----------------------------
Name (please print)

Social Security or Other Identifying Number:
                                              -----------------------------

Address:

----------------------------

----------------------------

----------------------------

                                 JOINDER AGREEMENT

     JOINDER AGREEMENT, dated the date set forth below, between LAMONTS APPAREL, INC., a Delaware corporation ("the Company") and the undersigned stockholder or warrant holder of the Company.

     A. Reference is made to that certain Warrant Agreement dated as of January 31, 1998 (as modified and supplemented and in effect from time to time, the "WARRANT AGREEMENT"), between the Company and Holder and to the Registration Rights Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Warrant Agreement.

     B. The Warrant Agreement requires that certain transferees of shares of Stock or Warrants execute and deliver to the Company and each Holder this Joinder Agreement.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby acknowledges receipt of copies of the Warrant Agreement and the Registration Rights Agreement and agrees to be bound by the terms and provisions of the Warrant Agreement and the Registration Rights Agreement as though [he/she/it] were an original party thereto.

     IN WITNESS WHEREOF, the undersigned has signed this Joinder Agreement on the date set forth below.


Dated:
        ----------------------         ----------------------------------------
                                       Description of transferred securities,
                                       name of transferor, and date of
                                       transfer:


                                      --------------------------------

                                      --------------------------------

Acknowledged and Agreed to as
of the date written above:


LAMONTS APPAREL, INC.

By
   ------------------------------
    Name:
    Title: